_____________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 29, 2015

PROVIDENCE AND WORCESTER RAILROAD COMPANY
 (Exact name of registrant as specified in its charter)

Rhode Island	0-16704	05-0344399
(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hammond Street, Worcester, Massachusetts  01610
(address, including zip code, of principal executive offices)

(508) 755-4000
Registrant’s telephone number, including area code

None
(Former name or former address, if changed since last report)
_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
ž      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ž      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ž      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ž      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Providence and Worcester Railroad Company (the “Company”) was held on April 29, 2015 (the “Meeting”) in Worcester, Massachusetts.  Of the 4,859,871 shares of the Company's Common Stock and 640 shares of the Company's Preferred Stock outstanding as of the record date, 3,665,637 shares (or approximately 75%) of Common Stock and 504 shares (or approximately 80%) of Preferred Stock were present or represented by proxy at the Meeting.  At the Meeting, shareholders voted:

1.           To elect three (3) directors by the holders of Common Stock and six (6) directors by the holders of Preferred Stock to serve for terms of one (1) year and until their successors are duly elected and qualified, as follows:

Name	Votes For	Votes Withheld

Common Stock Director Nominees:
Richard W. Anderson	3,676,450	65,465
Robert H. Eder	2,914,121	827,794
Alfred P. Smith	3,691,627	50,288

Preferred Stock Director Nominees:
Frank W. Barrett	516	0
Roger N. Begin	513	3
P. Scott Conti	516	0
James C. Garvey	513	3
John J. Healy	513	3
David McQuade	513	3

2.           To vote on a proposed amendment to the Company’s Bylaws designating the State of Rhode Island and Providence Plantations as the exclusive forum for certain legal actions  (by the holders of Common Stock and Preferred Stock, voting as separate classes).

On October 29, 2014, the Board of Directors (the “Board”) approved for submission to the shareholders a proposed amendment to the Bylaws of the Company (“Bylaws”) to add a new Section 5 to Article VII designating courts of the State of Rhode Island and Providence Plantations as the sole and exclusive forum for certain legal actions as set forth in Appendix A to the Company’s Definitive Proxy Statement on Form DEF-14A filed with the Securities and Exchange Commission on March 31, 2015 (the “Proxy Statement”). The proposed amendment would designate (i) any derivative action brought on behalf of the Company, and (ii) any action brought by a shareholder against the Company or any of its directors, officers, or other employees alleging a violation of the State of Rhode Island Business Corporation Act, the Company’s legislative charter, or Bylaws, a breach of fiduciary duties, or a violation asserting a claim governed by the internal affairs doctrine.

The description above of the amendments to the Company’s Bylaws does not purport to be complete, and is qualified in its entirety by reference to the full text of Article VII of the Bylaws as amended, set forth in Exhibit 10.1 to this Form 8-K and incorporated in this Item by reference.

At the Meeting, shareholders voted:

Common Stock

Votes For	Votes Against	Votes Abstaining	Non Votes

2,450,448	1,287,744	3,683	0

Preferred Stock

Votes For	Votes Against	Votes Abstaining

513	0	3

3.           To approve the Company’s 2015 Equity Incentive Plan (by the holders of Common Stock and Preferred Stock, voting as separate classes).

On January 28, 2015, the Board approved for submission to the shareholders the 2015 Equity Incentive Plan (the “2015 Plan”) as set forth in Appendix B to the Company’s Proxy Statement. Key features of the 2015 Plan include: conditions governing the award of options based on pre-established performance metrics, individual, departmental, and corporate performance objectives, mandatory financial and non-financial performance measurement, and caps set on incentive compensation. The 2015 Plan does not allow for reuse of shares tendered, exchanged, or withheld to cover option exercise costs, any award shares withheld to cover taxes, and all shares underlying an award of stock appreciation rights once such stock appreciation rights are exercised. A detailed description of the elements of the 2015 Plan is included in the Company’s Proxy Statement.

The foregoing description of the 2015 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2015 Plan, set forth in Exhibit 10.2 to this Form 8-K and incorporated in this Item by reference.

At the Meeting, shareholders voted:

Common Stock

Votes For	Votes Against	Votes Abstaining	Non Votes

2,910,618	816,379	14,918	0

Preferred Stock

Votes For	Votes Against	Votes Abstaining

516	0	0

Item 9.01                      Financial Statements and Exhibits.

Exhibit No. 10.1 10.2*
Description

Bylaws of Providence and Worcester
Railroad Company, as of April 29, 2015

Providence and Worcester Railroad Company 2015 Equity Incentive Plan (previously filed as Appendix B to the Company’s Definitive Proxy Statement on Form DEF-14A filed with the Securities and Exchange Commission on March 31, 2015 and incorporated by reference)
Method of Filing Attached as Exhibit Attached as Exhibit

*Indicates management contract or compensatory plan

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1945, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Providence and Worcester Railroad Company

By: /s/ P. Scott Conti P. Scott Conti President

Dated:  April 30, 2015